EXHIBIT 10.4

AMENDMENT No. 1 to SUPPLEMENTAL AGREEMENT

This AMENDMENT TO the SUPPLEMENTAL AGREEMENT (this “Agreement”) is made and entered into as of December 22, 2005, by and between PerkinElmer, Inc., a Massachusetts corporation (“PKI”) and Eaton Corporation, an Ohio corporation (“Eaton”).

R E C I T A L S

A.	PKI and certain of its direct and indirect subsidiaries are engaged in, among other matters, the business of developing, manufacturing, marketing, servicing and repairing sealing valve and pneumatic products and systems and ducting products for the aerospace and industrial market, and design and manufacturing support services for aircraft engine manufacturers and airframe OEMs (the “Business”) in various locations, including the United States, France, Indonesia and Singapore;

B.	Pursuant to that certain Master Purchase and Sale Agreement, dated October 6, 2005, by and between PKI and Eaton, as supplemented by the Supplemental Agreement (the “Supplemental Agreement”), dated as of December 6, 2005 (the “Master Agreement”), PKI has agreed to sell, and Eaton has agreed to purchase the Acquired Assets, and Eaton has agreed to assume the Assumed Liabilities, in each case upon the terms and conditions set forth in the Master Agreement;

C.	The Acquired Assets and the Assumed Liabilities include Acquired Assets and Assumed Liabilities of PKI France (such Acquired Assets and Assumed Liabilities of PKI France, the “French Operations”);

D.	At the Initial Closing on December 6, 2005, Eaton has purchased the Acquired Assets and assumed the Acquired Liabilities, excluding the French Operations; and

E.	PKI and Eaton wish to further supplement the Master Agreement to revise the responsibility for French Transfer Taxes (as defined below) and to provide for a specific date of the Delayed Closing under certain circumstances.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Master Agreement.

2.	Deferred Purchase Price. Section 4(b) of the Supplemental Agreements is hereby amended by deleting the reference to “$24,410,029.71” and replacing it with “$23,210.029.71”. Clause (ii) of the first sentence of Section 5(b) of the Supplemental Agreement is hereby revised to read as follows: “(ii) Eaton shall pay to PKI, by wire transfer of immediately available funds to the US bank account of PKI previously designated to Eaton, an amount equal to the Deferred Purchase Price.”

3.	Transfer Taxes.

(a)	Section 5(e) of the Supplemental Agreement shall be deleted in its entirety.

(b)	The Parties hereby agree that the Transfer Taxes associated with the sale of the Business in France (collectively the “French Transfer Taxes”), shall be included as part of the Assumed Liabilities and shall be paid in full by Eaton. None of PKI or any of its Affiliates shall have any obligations or liabilities with respect to the French Transfer Taxes.

4.	Delayed Closing Date. Notwithstanding Section 5(a) of the Supplemental Agreement, if the French Authorization is received on or before December 23, 2005, the Delayed Closing shall occur on December 23, 2005, and if the French Authorization is received after December 23, 2005 but on or before December 30, 2005, the Delayed Closing shall occur on December 30, 2005, unless (i) otherwise agreed to by the Parties or (ii) the conditions to the Delayed Closing set forth in Section 5(a) of the Supplemental Agreement are not otherwise satisfied on such date (in which case the date of the Delayed Closing shall be determined in accordance with the Supplemental Agreement).

5.	Master Agreement. Except as expressly set forth herein, the Master Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by its duly authorized representatives as of the date first written above.

EATON CORPORATION	PERKINELMER, INC.

By: /s/ William F. Hogsett	By: /s/ John L. Healy

Name: William F. Hogsett	Name: John L. Healy

Title: Attorney-in-Fact	Title: Assistant Secretary

And By: /s/ Kurt B. McMaken

Name: Kurt B. McMaken

Title: Attorney-in-Fact